Exhibit 99.2

REVOCABLE PROXY

CAPSTONE BANK

4505 Falls of Neuse Road, Suite 150

Raleigh, North Carolina 27609

(919) 256-6803

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints [•],[•], and [•] (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of CapStone Bank (the “Bank”) held of record by the undersigned on [•], 2014, at the Special Meeting of Shareholders of the Bank to be held at [•], at [•] on [•], 2014, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	AGREEMENT AND PLAN OF COMBINATION AND REORGANIZTION: Proposal to approve and adopt the Agreement and Plan of Combination and Reorganization, dated November 1, 2013, by and among CapStone Bank, NewBridge Bancorp, and NewBridge Bank, pursuant to which CapStone Bank will merge with and into NewBridge Bank.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ADJOURNMENT OF SPECIAL MEETING: Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to allow time for solicitation of additional proxies in favor of approval and adoption of the Agreement and Plan of Combination and Reorganization.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	OTHER BUSINESS: On such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2 ABOVE. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

Date:______________________________________, 2014

	(SEAL)		(SEAL)
(Signature)		(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE